Exhibit 99.1

Digital Turbine Announces Completion of Acquisition of AdColony and Provides

Business Update

Strong Preliminary Results and Outlook for Both Digital Turbine and AdColony Reflect Continuing Business Momentum

Expanded Credit Facility to Help Fund Acquisitions and Provide Additional Support for Future Growth Initiatives

Austin, TX – April 29, 2021 – Digital Turbine, Inc. (Nasdaq: APPS) announced today that it has completed its acquisition of AdColony Holding AS (“AdColony”). The acquisition of AdColony, a leading mobile advertising platform servicing advertisers and publishers with a reach of more than 1.5 billion monthly global users, is integral to Digital Turbine’s expressed strategy to provide a comprehensive media and advertising solution for our operator and OEM partners while enriching the mobile experience for end users by delivering highly relevant content. Ad Colony’s proprietary video technologies and rich media formats are widely viewed as best-in-class technology delivering industry-leading third-party verified viewability rates for well-known global brands, such as Disney, Amazon and BMW.

“We are excited to have formally closed the acquisition of AdColony,” said Bill Stone, CEO of Digital Turbine. “We believe that this strategic transaction, along with the previously completed acquisition of Appreciate and pending completion of the Fyber acquisition, will synergistically accelerate our growth and is a real positive for our partners, advertisers, employees and shareholders. With the addition of AdColony, we will expand our collective experience, reach and suite of capabilities to benefit mobile advertisers and publishers around the globe. Performance-based spending trends by large, established brand advertisers present material upside opportunities for platforms with unique technology deployable across exclusive access to inventory.”

March Quarter Preliminary Results for AdColony

AdColony previously announced unaudited financial results for its first quarter ended March 31, 2021. Revenue for AdColony for the first quarter is estimated to be approximately $58.3 million, representing growth of 37% as compared to revenue in the first quarter of 2020.

All historical financial information for AdColony referenced above is based on International Financial Reporting Standards, is unaudited, and is subject to adjustment based on completion of the audit of AdColony’s financial statements, which adjustments may be material. Investors therefore should not place undue reliance on such unaudited financial information. Following the closing of the acquisition, the Company intends to file the financial statements of AdColony and furnish pro forma financial information as required by Securities and Exchange Commission rules.

Digital Turbine Announces Completion of Acquisition of AdColony and Provides Business Update

April 29, 2021

Digital Turbine Business Update

Fourth Quarter and Fiscal Year 2021 Preliminary Results for Digital Turbine

Digital Turbine announced today preliminary, unaudited financial results for its fourth quarter and fiscal year ended March 31, 2021:

•	Revenue for the fourth quarter of fiscal 2021 is expected to be approximately $95.1 million, representing a 142% increase on an as-reported basis as compared to revenue of $39.4 million in the fourth quarter of fiscal 2020. On a pro forma basis to account for the Mobile Posse acquisition completed on February 28, 2020, revenue for fourth quarter of fiscal 2021 increased 101% year-over-year, as compared to pro forma revenue for the fourth quarter of fiscal 2020.

•	Revenue for full fiscal year 2021 is expected to be approximately $313.6 million, representing a 126% increase on an as-reported basis, as compared to revenue of $138.7 million reported in fiscal year 2020. On a pro forma basis to account for the Mobile Posse acquisition completed on February 28, 2020, fiscal 2021 revenue increased 64%, as compared to pro forma revenue for fiscal 2020.

Digital Turbine, Inc. Revenue (in millions)

	Q4 Fiscal 2021	Q4 Fiscal 2020	Y/Y Growth
As Reported	$95.1	$39.4	142%
Pro Forma[1]	$95.1	$47.2	101%

	Fiscal 2021	Fiscal 2020	Y/Y Growth
As Reported	$313.6	$138.7	126%
Pro Forma[1]	$313.6	$190.9	64%

1Unaudited pro forma revenue results for the fourth quarter and fiscal year 2020 include the contribution from the Mobile Posse acquisition (which was completed on February 28, 2020) for the full periods shown, as if the transaction were completed on April 1, 2019.

Preliminary, unaudited historical financial results for Digital Turbine discussed above do not include any contribution from the now-completed AdColony acquisition and are based on information available as of April 29, 2021 and management’s initial review of operations for the fourth quarter and fiscal year ended March 31, 2021. The financial results reported above are preliminary, unaudited, and subject to adjustment based on completion of the audit of the Company’s financial statements, which adjustments may be material. Investors should therefore not place undue reliance on such preliminary results.

The Company will report full financial results and select operating metrics for the fourth quarter and fiscal year 2021, along with forward guidance, as part of its forthcoming fourth quarter earnings call.

Digital Turbine Announces Completion of Acquisition of AdColony and Provides Business Update

April 29, 2021

“Our breakout momentum continued to accelerate in the March quarter,” said Bill Stone, CEO of Digital Turbine. “We more than doubled our revenue year-over-over on a pro forma basis during the quarter, as we continue to see strong demand for both our Application Media and Content Media offerings. The underlying strength and profitability of our core on-device business will only further enhance the addressable market opportunity for our vertical integration strategy now underway via the AdColony and Appreciate acquisitions, and the pending completion of the Fyber acquisition, currently expected to close in the June quarter. Once the combined organization and respective technologies are fully unified and integrated, we believe that our unique end-to-end platform capabilities will unlock significant new monetization opportunities. We look forward to providing more specific details regarding expected platform synergies and forward financial projections for the combined organization on our next earnings call.”

Preliminary Business Outlook

Based on information available as of April 29, 2021, and including the results of AdColony beginning on April 29, 2021 (the closing date of the acquisition), the Company currently expects the following for the first quarter of fiscal 2022:

•	Revenue of between $135 million and $140 million

•	Non-GAAP Adjusted EBITDA[1] of between $25 million and $27 million

Please note that the business outlook above does not include any anticipated contribution from the Fyber acquisition, which is currently expected to close in the June quarter. Fyber separately provided preliminary results for its March quarter, as well as upwardly revised forward guidance, via a news release issued on April 21, 2021. Fyber estimates total revenue in excess of €85 million in the March quarter, representing year-over-year growth of 179%. Fyber increased guidance for total revenue for full year 2021 to a range of €300 million to €350 million. The full news release detailing the updated outlook can be accessed on the investor relations portion of Fyber’s website.

All historical financial information for Fyber referenced above is based on International Financial Reporting Standards, is unaudited, and is subject to adjustment based on completion of the audit of Fyber’s financial statements, which adjustments may be material. Investors therefore should not place undue reliance on such unaudited financial information. Following the closing of the acquisition of Fyber, the Company intends to file the financial statements of Fyber and furnish pro forma financial information as required by Securities and Exchange Commission rules.

It is not reasonably practicable to provide a business outlook for GAAP net income from continuing operations because the Company cannot reasonably estimate the changes in stock-based compensation expense, which is directly impacted by changes in the Company’s stock price, any adjustment to contingent earn-out provisions, which will continue to be adjusted to fair value through the end of the earn-out period, or other items that are difficult to predict with precision.

Digital Turbine Announces Completion of Acquisition of AdColony and Provides Business Update

April 29, 2021

Amended and Restated Credit Agreement

On April 29, 2021, the Company entered into an amended and restated credit facility agreement with Bank of America, N.A., as a lender and administrative agent, and a syndicate of lenders, which provides for a revolving line of credit of $400 million, to be used for working capital, acquisitions, and general corporate purposes. The revolving line of credit contains an accordion feature that permits an increase of the revolver by up to $75 million plus an amount that would enable the loan parties to remain in compliance with a consolidated secured net leverage ratio, based on terms agreed upon by the lenders. The revolving line of credit matures on April 29, 2026.

“We are pleased to once again partner with Bank of America, N.A. on an expanded credit facility, which provides the Company greater financial flexibility, and does so at highly attractive terms, in our opinion. We believe this larger facility, along with the continued profitability growth of the Company, will help support our current and future growth initiatives, enabling us to execute on our comprehensive global growth strategy,” said Barrett Garrison, CFO.

About Digital Turbine, Inc.

Digital Turbine simplifies content discovery and delivers relevant content directly to consumer devices. The Company’s on-demand media platform powers frictionless app and content discovery, user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 40 mobile operators and OEMs worldwide, and has delivered more than three billion app preloads for tens of thousands of advertising campaigns. The Company is headquartered in Austin, Texas, with global offices in Arlington, Durham, Mumbai, San Francisco, Singapore and Tel Aviv. For additional information visit www.digitalturbine.com.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digital Turbine uses non-GAAP measures of certain components of financial performance. Non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management’s internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Digital Turbine Announces Completion of Acquisition of AdColony and Provides Business Update

April 29, 2021

1Non-GAAP adjusted EBITDA is calculated as GAAP net income excluding the following cash and non-cash expenses: net interest income/(expense), adjustments in the earn-out liability associated with the Mobile Posse acquisition, income tax provision, depreciation and amortization, stock-based compensation expense, amortization of intangibles, other expense and transaction expenses. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP. Non-GAAP adjusted EBITDA is used by management as an internal measure of profitability, performance and liquidity. The Company believes that the measure is used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:

•	a decline in general economic conditions nationally and internationally

•	decreased market demand for our products and services

•	market acceptance and brand awareness of our products

•	risks associated with indebtedness

•	the ability to comply with financial covenants in outstanding indebtedness

•	the ability to protect our intellectual property rights

•	risks associated with adoption of our platform among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our platform)

•	actual mobile device sales and sell-through where our platform is deployed is out of our control

•	risks associated with our ability to manage the business amid the COVID-19 pandemic

•	the impact of COVID-19 on our partners, digital advertising spend and consumer purchase behavior

•	the impact of COVID-19 on our results of operations

Digital Turbine Announces Completion of Acquisition of AdColony and Provides Business Update

April 29, 2021

•	risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our mobile platform

•	risks associated with the timing of our platform software pushes to the embedded bases of carrier and OEM partners

•	risks associated with end user take rates of carrier and OEM software pushes which include our platform

•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control

•	risks associated with fluctuations in the number of our platform slots across US carrier partners

•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement

•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale

•	customer adoption that either we or the market may expect

•	the difficulty of extrapolating monthly demand to quarterly demand

•	the challenges, given the Company’s comparatively small size, to expand the combined Company’s global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)

•	ability as a smaller company to manage international operations

•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company’s competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products

•	changes in economic conditions and market demand

•	rapid and complex changes occurring in the mobile marketplace

•	pricing and other activities by competitors

•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company’s relatively limited resources

•	risks and uncertainties associated with the integration of the acquisition of AdColony, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions

•	risks and uncertainties associated with the completion and integration of the acquisition of Fyber, including the satisfaction of closing conditions

•	the impact on our operations and stock price if the acquisition of Fyber is not completed

•	risks and uncertainties associated with the integration of the acquisition of Fyber, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions

•	other risks including those described from time to time in Digital Turbine’s filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Digital Turbine Announces Completion of Acquisition of AdColony and Provides Business Update

April 29, 2021

You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew
Digital Turbine
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.